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                                                                                                      Exhibit 12.1

                                             WEINGARTEN REALTY INVESTORS
                             COMPUTATION OF RATIOS OF EARNINGS AND FUNDS FROM OPERATIONS
                                  TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                (AMOUNTS IN THOUSANDS)


                                                               Three Months Ended            Six Months Ended
                                                                    June 30,                     June 30,
                                                            ------------------------     -------------------------
                                                               2004          2003           2004           2003
                                                            ----------     ---------     ----------     ----------
Net income available to common shareholders. . . . . . . .  $  35,917      $ 21,060      $  63,060      $  46,029

Add:
Portion of rents representative of the interest factor . .        196           227            437            463
Interest on indebtedness . . . . . . . . . . . . . . . . .     28,140        21,036         55,873         40,475
Preferred dividends. . . . . . . . . . . . . . . . . . . .      1,265         4,920          2,531          9,842
Amortization of debt cost. . . . . . . . . . . . . . . . .        451           334            800            662
                                                            ----------     ---------     ----------     ----------
    Net income as adjusted . . . . . . . . . . . . . . . .  $  65,969      $ 47,577      $ 122,701      $  97,471
                                                            ==========     =========     ==========     ==========

Fixed charges:
Interest on indebtedness . . . . . . . . . . . . . . . . .  $  28,140      $ 21,036      $  55,873      $  40,475
Capitalized interest . . . . . . . . . . . . . . . . . . .      1,364         1,488          2,706          3,304
Preferred dividends. . . . . . . . . . . . . . . . . . . .      1,265         4,920          2,531          9,842
Amortization of debt cost. . . . . . . . . . . . . . . . .        451           334            800            662
Portion of rents representative of the interest factor . .        196           227            437            463
                                                            ----------     ---------     ----------     ----------
    Fixed charges. . . . . . . . . . . . . . . . . . . . .  $  31,416      $ 28,005      $  62,347      $  54,746
                                                            ==========     =========     ==========     ==========

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDENDS. . . . . . . . . . . . . .       2.10          1.70           1.97           1.78
                                                            ==========     =========     ==========     ==========


Net income available to common shareholders. . . . . . . .  $  35,917      $ 21,060      $  63,060      $  46,029
Depreciation and amortization. . . . . . . . . . . . . . .     27,728        21,249         53,139         41,075
(Gain) loss on sale of property. . . . . . . . . . . . . .    (13,508)          115        (13,825)          (765)
                                                            ----------     ---------     ----------     ----------
    Funds from operations. . . . . . . . . . . . . . . . .     50,137        42,424        102,374         86,339
Add:
Portion of rents representative of the interest factor . .        196           227            437            463
Preferred dividends. . . . . . . . . . . . . . . . . . . .      1,265         4,920          2,531          9,842
Interest on indebtedness . . . . . . . . . . . . . . . . .     28,140        21,036         55,873         40,475
Amortization of debt cost. . . . . . . . . . . . . . . . .        451           334            800            662
                                                            ----------     ---------     ----------     ----------
    Funds from operations as adjusted. . . . . . . . . . .  $  80,189      $ 68,941      $ 162,015      $ 137,781
                                                            ==========     =========     ==========     ==========

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS. . . . . . . . . . .       2.55          2.46           2.60           2.52
                                                            ==========     =========     ==========     ==========


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